SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) - July 26, 2008

SYZYGY ENTERTAINMENT, LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-136827	20-4114478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

4201 Congress Street, Suite 145, Charlotte, NC 28208
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On July 26, 2008, Syzygy Entertainment Limited (the “Company”) completed with one accredited investor a private placement of a senior secured promissory note (the “Note”) with a face amount of $1,125,000 with $1,000,000 funded at closing. The Note has a term of 18 months. The Note bears interest at the rate of 13% per annum on the aggregate outstanding face value of the Note. The outstanding face value and all accrued interest on the Note will be payable in equal monthly installments, each in the amount of $75,000, commencing 90 days after closing and continuing on the last day of each month until the maturity date. The unpaid face value, and all accrued interest thereon will be paid in full on the maturity date. The Company has the option to prepay any outstanding principal at any time for an amount equal to 110% of the outstanding remaining principal balance on the Note.

The obligations under the Note are secured by a pledge of the Company’s shares of its subsidiary, Rounders Inc., and a pledge of 750,000 shares of Company common stock owned by a Company shareholder.

In connection with the financing, the Company has agreed to issue to the accredited investor warrants to purchase 1,334,813 shares of the Company’s common stock. The warrants shall be exercised over a five-year period at $1.01 per share. Fifty percent of the warrants contain a cashless exercise provision with the balance exercisable in cash.

In addition, the investment is accompanied by a requirement (the “Put”) for the Company to repurchase, in whole or in part, beginning the earlier of the repayment of the investment amount or 18 months after closing and expiring 5 years after the closing date the shares of common stock underlying the warrant (the “Warrant Shares”). The total amount of the repurchase price of the Put shall be equal to $325,000 or a ratable percentage thereof. In the event the Company is unable to make payment on the Put, if it is exercised, the investor shall provide financing of the Put amount through a 24-month level amortizing convertible note (convertible into the same number of warrant shares with an interest rate equal to 20% per annum).

The securities were issued to the investor without registration under the Securities Act of 1933 based upon an exemption from registration under Section 4(2) of the Act and Regulation D promulgated thereunder. The issuances did not involve any public offering. No general solicitation or general advertising was used in connection with the offering.

The foregoing disclosures are in all cases subject to the terms and conditions set forth in the Securities Purchase Agreement, form of Secured Original Issued Discount Debenture, Put Agreement and Security Agreement, copies of which are filed herewith as exhibits.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Syzygy Securities Purchase Agreement dated July 25, 2008

10.2 Form of Syzygy Secured Original Discount Debenture

10.3 Syzygy Warrant dated July 25, 2008 to purchase 1,334,813 shares

10.4 Syzygy Put Option dated July 25, 2008

10.5 Syzygy Stock Pledge Agreement dated July 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYZYGY ENTERTAINMENT, LTD.

August 1, 2008	/s/ Michael D. Pruitt
By: Michael D. Pruitt
Chairman of the Board